                          CERTIFICATE OF DESIGNATIONS
                                     OF THE
             CUMULATIVE MIDCON-INDEXED CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $1.00 PER SHARE)
                                       OF
                        OCCIDENTAL PETROLEUM CORPORATION

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by written consent, dated November 20, 1996, of the sole member of the Pricing Committee of the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation:

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Pricing Committee of the Board of Directors by the Restated Certificate of Incorporation of Occidental Petroleum Corporation, a Delaware corporation (the "Corporation"), as amended (the "Certificate of Incorporation"), and the Bylaws of the Corporation, the Pricing Committee of the Board of Directors hereby authorizes the creation of a series of Preferred Stock, par value $1.00 per share, of the Corporation upon the terms and subject to the conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that may be applicable to such series of Preferred Stock) as follows:

        1. Designation and Amount. There shall be a series of Preferred Stock, par value $1.00 per share, of the Corporation designated as "Cumulative MidCon-Indexed Convertible Preferred Stock" and the number of shares constituting such series shall be 1,400,000. Such series is referred to herein as the "CMIC Preferred Stock." The CMIC Preferred Stock is issuable in whole shares or in fractions of 1/1000th of a share that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of CMIC Preferred Stock, as set forth herein and in the Certificate of Incorporation.

        2. Definitions. As used herein, the following terms shall have the respective meanings indicated below:

        "Adjusted MidCon Value" shall mean, as of any date, (i) the Appraised MidCon Value as of such date, minus (ii) the absolute value of the Sharing Amount as of such date if greater than zero, plus (iii) the absolute value of the Sharing Amount as of such date if less than zero, minus (iv) the Value of Sharing Amount Advances as of such date.

        "Appraisal Date" shall mean any date as of which the MidCon Value is determined for purposes of determining the Appraised MidCon Value.

        "Appraised MidCon Value" shall mean, as of any date, (i) if such date is prior to the date on which the Appraised MidCon Value is first determined pursuant to Section 10, the MidCon Value as of the Date of Original Issue, as determined by an investment banking or appraisal firm of recognized national standing selected by the ESOP Trust and submitted to the Corporation on the Date of Original Issue, and (ii) for any other date, the most recent determination of Appraised MidCon Value pursuant to Section 10.

        "Board of Directors" shall mean the Board of Directors of the Corporation or (other than for purposes of Section 7(b) hereof), to the extent permitted by applicable law, a duly authorized committee thereof.

        "Business Day" shall mean any day other than a Legal Holiday.

        "Cessation of Default Notice" shall have the meaning set forth in
Section 12(b).

        "Closing Price" shall mean, with respect to any security on any day, the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, as the case may be, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service or, if not so reported, the market value per unit of such security on the day in question, as determined, using valuation techniques generally accepted in the securities industry, by any NYSE member firm selected by the Board of Directors for that purpose or, if such determination by an NYSE member firm cannot be obtained on a timely basis, a price determined in good faith by the Board of Directors and set forth in a resolution adopted by the Board of Directors.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Conversion Amount" shall mean, as of any date, the quotient obtained by dividing (i) the Adjusted MidCon Value as of such date, by (ii) the Original Issue Amount; provided, however, that if such date occurs during the period from but excluding the date on which the Corporation gives a Default Notice to but excluding the date on which the Corporation gives a Cessation of Default Notice, the "Conversion Amount" shall mean the quotient obtained by dividing
(A) the greater of (x) the Adjusted MidCon Value as of such date or (y) the Minimum Adjusted MidCon Value as of such date by (B) the Original Issue Amount.

        "Conversion Date" shall have the meaning set forth in Section
9(b)(iii).

        "Conversion Ratio" shall mean, as of any Conversion Date, the quotient obtained by dividing (i) the Conversion Amount as of such Conversion Date, by
(ii) the Occidental Market Price as of such Conversion Date.

        "CMIC Preferred Stock" shall have the meaning set forth in Section 1.

        "Date of Original Issue" shall mean the date on which shares of CMIC Preferred Stock are first issued.

        "Debt" shall mean, with respect to any Person, all preferred stock issued by such Person and all liabilities of such Person (i) for borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) for the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person, or (iv) for the payment of money relating to a capitalized lease obligation (other than the Pipeline Lease).

        "Default Notice" shall have the meaning set forth in Section 12(b).

        "Delivery Date" shall mean the date of delivery of any First Appraiser's Report.

        "Determination Date" shall mean (i) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution and (ii) when used with respect to any subdivision, combination or reclassification of securities, the date upon which such subdivision, combination or reclassification becomes effective.

        "Dividend Note" shall mean the Promissory Note, dated November 14, 1996, by MidCon to the order of the Corporation in the principal amount of $1,600,000,000.

        "Dividend Payment Date" shall have the meaning set forth in Section
4(a).

        "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires.

        "Dollars" and "$" shall mean United States dollars.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ESOP Note" shall mean the Promissory Note, dated November 20, 1996, made by the ESOP Trust in favor of the Corporation pursuant to the Loan Agreement.

        "ESOP Trust" shall mean the MidCon Corp. ESOP Trust established pursuant to the Trust Agreement, dated as of November 20, 1996, by and between the ESOP Trustee and the Corporation, as amended from time to time, and adopted as part of the MidCon ESOP.

        "ESOP Trustee" shall mean U.S. Trust Company of California, N.A., not in its individual capacity, but solely in its capacity as trustee of the MidCon ESOP, and its successors and assigns.

        "Event of Default" shall mean any Event of Default under the Loan Agreement other than an Event of Default specified in clause (i) or (ii) of
Section 8(a) of the Loan Agreement.

        "Exchange" shall have the meaning set forth in Section 8(c).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

        "Exchange Date" shall mean the date set forth in an Exchange Notice as the proposed Exchange Date; provided, however, that if the ESOP Trust gives the Corporation written notice that it is unable to consummate an Exchange on the proposed Exchange Date set forth in such Exchange Notice solely as a result of the fact that any applicable waiting period under the HSR Act has not expired or been terminated, including, without limitation, as a result of the need to respond to requests for additional information from regulatory authorities, then "Exchange Date" shall mean the 20th Business Day after the proposed Exchange Date set forth in the Exchange Notice.

        "Exchange Notice" shall have the meaning set forth in Section 8(c).

        "Exchange Obligations" shall mean the ESOP Trust's obligation, on the Exchange Date, to: (w) effect the repayment of the ESOP Note and all Debt of the MidCon Group owed to the Occidental Group; (x) either (A) effect the release of Occidental from its obligations under any and all liabilities and obligations, including guarantees, indemnities and other contingent obligations, of Occidental (collectively, "Occidental Guarantees") incurred for the benefit of, or in respect of any Debt or obligation of, MidCon or any other member of the MidCon Group, other than liabilities arising under non-contractual contingent obligations outstanding as of the Exchange Date, (B) provide for indemnification of Occidental, by an institution with an investment grade credit rating, for all liabilities and obligations under Occidental Guarantees outstanding as of the Exchange Date, (C) provide other security or arrangements reasonably satisfactory to Occidental in respect of all liabilities and obligations under Occidental Guarantees outstanding as of the Exchange Date, or (D) any combination of the foregoing; (y) provide Occidental with an indemnity from MidCon, in form, scope and substance reasonably satisfactory to Occidental, with respect to all non- contractual contingent obligations referred to in clause (A) above; and (z) if the ESOP Trust intends to pay Occidental any portion of the Sharing Amount in cash, effect the payment to Occidental of cash equal to the Sharing Amount as of the Exchange Date.

        "Exchange Price" shall mean, for any Exchange, the quotient obtained by dividing (i) the amount by which (A) the Appraised MidCon Value as of the Exchange Date exceeds (B) the Value of Sharing Amount Advances as of the Exchange Date, by (ii) the Original Issue Amount.

        "Exchange Waiver Date" shall mean (i) the date on which the Corporation receives a written notice from the ESOP Trust that it does not intend to effect an Exchange during the next 120 days, (ii) the 49th day after a Notice Date if the ESOP Trust has not given an Exchange Notice within 48 days after such Notice Date, (iii) any date on which the Corporation receives written notice from the ESOP Trust that it is thereby revoking an Exchange Notice, (iv) any Exchange Date if the ESOP Trust does not consummate the Exchange on such date, or (v) any date on which the Corporation receives a written notice from the ESOP Trust that it will be unable or unwilling to consummate the Exchange Obligations on the Exchange Date.

        "Exchange Waiver Period" shall mean each 120-day period beginning on an Exchange Waiver Date; provided, however, that such period may be extended for up to 20 Business Days by the Corporation's giving notice to such effect to the ESOP Trust if additional time is required because any applicable waiting period under the HSR Act for a proposed MidCon Disposition has not expired or been terminated; provided, further, that such Exchange Waiver Period shall end on the date immediately preceding the date on which the Corporation gives a MidCon Disposition Notice, a Notice of Proposed Redemption, a Default Notice or a Recapitalization Notice.

        "Ex-Date" shall mean (i) when used with respect to any dividend or distribution, the first date on which the securities on which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and
(ii) when used with respect to any subdivision, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such subdivision, combination or reclassification becoming effective.

        "Ex-Dividend Period" shall have the meaning set forth in Section 4(a).

         "Extraordinary Cash Dividend" shall mean, with respect to any security, a cash dividend or cash distribution on such security (other than a dividend or distribution in connection with a Liquidation of the issuer of such security) (the "Specified Dividend"), in an amount determined pursuant to the following sentence. If, upon the date prior to the date of the declaration (the "Declaration Date") with respect to the Specified Dividend, the aggregate per share amount of the Specified Dividend, together with the aggregate per share amounts of all cash dividends and cash distributions on such security with Ex-Dates occurring in the 360 consecutive day period ending on the date prior to the Ex-Date with respect to the Specified Dividend, exceeds 25% of the Market Price of such security on the Trading Day prior to the Declaration Date with respect to the Specified Dividend, such excess shall be deemed to be an Extraordinary Cash Dividend.

        "First Appraiser" shall mean an investment banking or appraisal firm of recognized national standing that is selected to make an initial determination of MidCon Value pursuant to Section 10(a).

        "First Appraiser's Report" shall have the meaning set forth in Section 10(a).

        "Floor Price" shall mean $12, subject to adjustment as provided in
Section 18.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Initial Dividend Period" shall mean the period from and including the Date of Original Issue to and excluding December 31, 1996.

        "Intercompany Transaction" shall mean any transaction or series of related transactions between any member of the Occidental Group and any member of the MidCon Group, including, without limitation, (i) the sale, lease, transfer or other disposition of properties, assets or securities by the Occidental Group to the MidCon Group, (ii) the purchase or lease of any property, assets or securities by the Occidental Group from the MidCon Group,
(iii) an Investment by the Occidental Group in any member of the MidCon Group, or (iv) entering into or amending any contract or agreement to which both a member of the Occidental Group and a member of the MidCon Group are parties; provided, however, that such term shall not include any transaction between the MidCon ESOP or the ESOP Trust and any member of the Occidental Group or the MidCon Group, including any termination of the MidCon ESOP or the ESOP Trust.

        "Investment" in any Person shall mean (i) the acquisition for cash or property, other than securities, of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person,
(ii) the making of any deposit with, or advance, loan, contribution or other extension of credit to, such Person, or (iii) the guarantee of any Debt of such Person.

        "Insolvent" shall mean, with respect to any Person, that (i) the present fair salable value of such Person's assets is less than the amount that will be required to pay such Person's probable liability on such Person's debts as they become absolute and matured, (ii) such Person has an unreasonably small capital with which to operate its business, or (iii) such Person is unable to pay its debts as they mature.

        "Junior Preferred Stock" shall have the meaning set forth in Section
4(c).

        "Legal Holiday" shall mean any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or in Los Angeles, California.

        "Liquidation" shall mean, with respect to any Person, any liquidation, dissolution or winding up of such Person, whether voluntary or involuntary; provided, however, that neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of such Person, nor the consolidation or merger of such Person with or into one or more other Persons, nor the consolidation or merger of one or more Persons with or into such Person shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

        "Loan Agreement" shall mean the Term Loan Agreement, dated as of November 20, 1996, by and among the Corporation, the ESOP Trust and MidCon, a copy of which is on file at the executive offices of the Corporation.

        "Mandatory Redemption" shall have the meaning set forth in Section
8(b).

        "Mandatory Redemption Price" shall mean, for any Mandatory Redemption, the quotient obtained by dividing (i) the greater of (A) the Adjusted MidCon Value as of the date of such Mandatory Redemption, or (B) the Minimum Adjusted MidCon Value as of such date, by (ii) the Original Issue Amount.

        "Market Price" shall mean, with respect to any security on any date (the "Specified Date"), the average of the daily Closing Prices with respect to such security for the ten consecutive Trading Days for such security ending on the third Trading Day that immediately precedes the Specified Date, appropriately adjusted to take into account any dividends or distributions payable on such security, or any reclassification, subdivisions or combinations of, or similar transactions involving, such security with respect to which (i) the Ex-Date occurs after the first of such ten consecutive Trading Days and
(ii) the Determination Date occurs prior to the Specified Date.

        "MidCon" shall mean MidCon Corp., a Delaware corporation.

        "MidCon Common Stock" shall mean the common stock, par value $.01 per share, of MidCon and, in the case of any reclassification, recapitalization or other change in the MidCon Common Stock, or in the case of a consolidation or merger of MidCon with or into another Person affecting the MidCon Common Stock, such capital stock, securities or other property to which a holder of MidCon Common Stock shall be entitled upon the occurrence of such event.

        "MidCon Disposition" shall mean (i) the consummation of (A) a public offering of shares of MidCon Common Stock by the Corporation or MidCon, pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or (B) a dividend or distribution of shares of MidCon Common Stock to holders of Occidental Common Stock, that, together with all other prior or concurrent such offerings, dividends or distributions, results in the sale, dividend or distribution of more than 20% of the shares of MidCon Common Stock outstanding as of the consummation of such offering, dividend or distribution, (ii) any sale, transfer or other conveyance, whether direct or indirect, of assets or properties of the MidCon Group that represent 50% or more of the then current market value of all of the assets and properties of the MidCon Group, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than to or among wholly owned subsidiaries of MidCon, whether in a single transaction or a series of related transactions, (iii) the Liquidation of MidCon, or (iv) any transaction, event or circumstance or series of transactions, events or circumstances, including a merger or consolidation involving MidCon, pursuant to which the Corporation ceases to be the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to be the beneficial owner of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding shares of MidCon Common Stock.

        "MidCon Disposition Notice" shall have the meaning set forth in Section 12(a).

        "MidCon ESOP" shall mean the MidCon Corp. Employee Stock Ownership Plan, as amended from time to time.

        "MidCon Group" shall mean MidCon and all corporations, joint stock companies, joint ventures, partnerships, limited liability companies, business trusts and other entities that MidCon controls, whether through the ownership of voting securities, by contract or otherwise.

        "MidCon Guarantee" shall mean the guarantee by MidCon of all obligations of the MidCon ESOP under the ESOP Note and the Loan Agreement.

        "MidCon Restructuring" shall mean (i) the contribution by the Corporation to the capital of MidCon and its subsidiaries of four promissory notes issued by subsidiaries of MidCon and in favor of the Corporation, in the aggregate principal amount of approximately $741 million, (ii) the contribution by the Corporation to the capital of MidCon of the net outstanding balance of the intercorporate advances to MidCon and its subsidiaries as of November 30, 1996 in an amount not to exceed $154 million, which advances are interest bearing payables, net, are payable to affiliates other than MidCon and its subsidiaries and are part of MidCon's current liabilities, (iii) the dividend by MidCon to the Corporation of the Dividend Note and all payments in respect thereof, (iv) the dividend of (A) 100% of the interest of the MidCon Group in oil and gas producing properties in the Panhandle, Caesar, Mocane, Chauvin, Lawtell and Devil fields, and 98% of the MidCon Group's 50% interest in oil and gas producing properties in the Garden Banks fields, and (B) any other oil or gas leasehold or other interest held for exploration or development of oil or gas, in either case, by a distribution of any such interest or of all the issued and outstanding capital stock of MidCon's subsidiary owning any such interest, (v) the dividend of all the issued and outstanding capital stock of Occidental Energy Ventures Corp., (vi) dividends by MidCon to the Corporation of interests in the Pipeline Partnership or one of the partners in the Pipeline Partnership, representing 51% of the total ownership interests therein, (vii) the Pipeline Lease and the MidCon guaranty thereof, (viii) the gas purchase and sale agreement between a subsidiary of MidCon and another subsidiary to be owned by the Corporation, (ix) the agreement to use facilities owned by a MidCon subsidiary for the operation of the facilities under the Pipeline Lease,
(x) the formation of the Pipeline Partnership, and (xi) all assignment agreements and conveyances to effectuate each of the foregoing dividends.

        "MidCon Share Price" shall mean, as of any date, the quotient obtained by dividing (i) the Appraised MidCon Value as of such date, by (ii) the number of shares of MidCon Common Stock outstanding as of the close of business on such date.

        "MidCon Value" shall mean, as of any date, the private market value of all shares of MidCon Common Stock outstanding as of the close of business on such date, based on the amount a willing purchaser would pay a willing seller in an arm's length transaction if it were acquiring all such shares; provided, however, that (i) the indebtedness represented by the MidCon Guarantee shall be deemed to have a value equal to the outstanding principal balance of, and all accrued and unpaid interest on, the ESOP Note as of such date, which value shall be subtracted from the value otherwise calculated hereunder, (ii) the Dividend Note shall be deemed to have a value equal to the outstanding principal balance of, and all accrued and unpaid interest on, such note, which value shall be deducted from the value otherwise calculated hereunder, (iii) the MidCon Restructuring shall be deemed to have been completed as of the Date of Original Issue, (iv) the dollar value of any capital contributions by the Occidental Group to the MidCon Group after the Date of Original Issue, plus an amount equal to a 9% annual return (compounded annually) on each such capital contribution from the date of such capital contribution to such date, shall be deducted therefrom, (v) the aggregate amount of any Restricted Payments made pursuant to clause (ii) of
Section 11(c) during the period from but excluding the Date of Original Issue to and including such date, plus an amount equal to a 9% annual return (compounded annually) on each such Restricted Payment from the date of such Restricted Payment to such date, shall be added thereto, (vi) the Value of Sharing Amount Advances as of such date shall be added thereto, and (vii) such value shall be determined without giving effect to any Optional Redemption, Mandatory Redemption or Exchange effected on such date or any transactions effected in connection therewith.

        "Minimum Adjusted MidCon Value" shall mean $100 million from the Date of Original Issue through and including December 31, 1996, declining by $1 million on the first day of each month thereafter to $0 on April 1, 2005 and thereafter.

        "NNM" shall mean the Nasdaq National Market.

        "Notice Date" shall have the meaning set forth in Section 8(c).

        "Notice of Proposed Redemption" shall have the meaning set forth in
Section 8(e).

        "NYSE" shall mean the New York Stock Exchange.

        "Occidental Common Stock" shall mean the Common Stock, par value $.20 per share, of the Corporation, and, in the case of any reclassification, recapitalization or other change in the Occidental Common Stock, such capital stock, securities or other property to which a holder of Occidental Common Stock shall be entitled upon the occurrence of such event.

        "Occidental Group" shall mean the Corporation and all corporations, joint stock companies, joint ventures, partnerships, limited liability companies, business trusts and other entities that the Corporation controls, whether through the ownership of voting securities, by contact or otherwise, excluding the MidCon Group.

        "Occidental Market Price" shall mean, as of any date, the greater of
(i) the Market Price of Occidental Common Stock as of such date, or (ii) the Floor Price as of such date.

        "Optional Redemption" shall have the meaning set forth in Section 8(a).

        "Optional Redemption Price" shall have the meaning set forth in Section 8(a).

        "Original Issue Amount" shall mean 1,400,000.

        "Permitted Intercompany Transactions" shall mean (i) the MidCon Restructuring, and Intercompany Transactions pursuant to contracts, agreements or arrangements executed or in effect on or prior to the Date of Original Issue, and any amendment, renewal or extension thereof (excluding (x) any amendment, renewal or extension of any Debt of MidCon and (y) any extension or renewal of the Pipeline Lease or the Services Agreement, or any amendment of the Pipeline Lease or the Services Agreement that results in a renewal or an extension of the term thereof) on terms that, considered as a whole, are not materially less favorable to the MidCon Group, (ii) any capital contribution by Occidental to MidCon, (iii) the dividend by MidCon to the

Corporation of any interests in the Pipeline Partnership or the Garden Banks field not distributed to the Corporation pursuant to the MidCon Restructuring,
(iv) the repayment of any Debt owed by the MidCon Group to the Occidental Group in accordance with its terms, so long as any optional prepayment of such Debt does not render MidCon Insolvent, (v) the sale by MidCon of any shares of Permitted Preferred Stock to any member of the Occidental Group for cash in an amount that does not exceed the liquidation preference of such shares, or in exchange for Debt of MidCon with an aggregate unpaid principal balance and accrued but unpaid interest that does not exceed the liquidation preference of such shares, and (vi) any dividend on shares of Permitted Preferred Stock, or any redemption of shares of Permitted Preferred Stock, if such dividend or redemption does not render MidCon Insolvent.

        "Permitted Preferred Stock" shall mean any capital stock of MidCon, other than MidCon Common Stock, that (i) is not directly or indirectly convertible into or exchangeable for shares of MidCon Common Stock, (ii) has no voting rights other than as required by applicable law and, in any case, is not entitled to vote generally in the election of directors, (iii) is redeemable at a price that does not exceed (x) the cash purchase price of shares of such capital stock or, if shares of such capital stock are issued in exchange for Debt of MidCon, the aggregate unpaid principal balance of, and accrued and unpaid interest on, such Debt (with respect to such shares of capital stock, the "Purchase Price"), plus (y) any accumulated and unpaid dividends on such stock, (iv) is not redeemable or required to be purchased by MidCon at the option of the holder thereof, (v) has a dividend rate that does not exceed 8% of the liquidation preference or Purchase Price of such capital stock, (vi) does not have a liquidation preference in excess of the Purchase Price of shares of such capital stock plus any accumulated and unpaid dividends thereon, and (vii) does not entitle the holder thereof to receive assets of MidCon other than (x) dividends at the stated dividend rate for such capital stock, (y) the redemption price for such capital stock upon redemption, and (z) the liquidation preference of such capital stock upon the Liquidation of MidCon.

        "Person" shall mean any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Pipeline Lease" shall mean the lease by the Pipeline Partnership to MidCon Pipeline Operator, Inc. of all of the pipeline and related facilities owned by the Pipeline Partnership, a copy of which is on file at the executive offices of the Corporation.

        "Pipeline Partnership" shall mean MidCon Texas Pipeline, L.P., a Delaware limited partnership, and its successors and assigns.

        "Qualifying Employer Securities" shall mean securities that constitute "qualifying employer securities" with respect to the MidCon ESOP, within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA or any successor provisions of law.

        "Recapitalization" shall mean a recapitalization of the Corporation (i) effected by means of a consolidation, merger, share exchange or similar transaction pursuant to which the outstanding shares of Occidental Common Stock are to be exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of Qualifying Employer Securities and cash payments, if applicable, in lieu of fractional shares and
(ii) in which the Persons who are the "beneficial owners" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to be the beneficial owner of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of all outstanding shares of Occidental Common Stock immediately prior to such transaction become the beneficial owners of more than 80% of the voting stock of the Person surviving such consolidation, merger, share exchange or other transaction.

         "Recapitalization Notice" shall have the meaning set forth in Section 12(c).

         "Record Date" shall have the meaning set forth in Section 4(a).

         "Redemption Date" shall mean the earliest to occur of (i) the effective date of an Optional Redemption, (ii) the effective date of a Mandatory Redemption, or (iii) the effective date of an Exchange.

         "Redemption Notice" shall have the meaning set forth in Section 8(e).

         "Redemption Period" shall mean the period of time from and including the date on which the Corporation gives a Redemption Notice in respect of an Optional Redemption to and including the date fixed for Optional Redemption in such Redemption Notice.

         "Redemption Price" shall mean (i) in the case of an Optional Redemption, the Optional Redemption Price, (ii) in the case of a Mandatory Redemption, the Mandatory Redemption Price, and (iii) in the case of an Exchange, the Exchange Price.

         "Regular Cash Dividend" shall mean, with respect to any security, any cash dividend or cash distribution with respect to such security other than an Extraordinary Cash Dividend.

         "Restricted Payment" shall mean (i) any dividend or other distribution paid by a member of the MidCon Group on shares of its capital stock to any member of the Occidental Group, and (ii) any payment by a member of the MidCon Group to any member of the Occidental Group on account of the purchase, redemption or other acquisition or retirement for value of any shares of its capital stock; provided, however, that the term "Restricted Payment" shall not include (A) any dividend, distribution or other payment on shares of common stock of an issuer solely in shares of common stock of such issuer, or (B) any payments pursuant to Permitted Intercompany Transactions.

         "Second Appraiser" shall have the meaning set forth in Section 10(c).

         "Second Appraiser's Report" shall have the meaning set forth in
Section 10(c).

         "Services Agreement" shall mean the Services Agreement, dated November 20, 1996, by and between Occidental and MidCon, a copy of which is on file at the executive offices of the Corporation.

         "Sharing Amount" shall mean, as of any date, (i) the product of (A) the Sharing Percentage as of such date, and (B) the amount, if any, by which
(x) the sum of the Appraised MidCon Value as of such date and the outstanding principal amount of the ESOP Note as of such date, exceeds (y) $1.4 billion, minus (ii) the Value of Sharing Amount Advances as of such Date.

         "Sharing Percentage" shall mean 50% from the Date of Original Issue through and including December 31, 1997, declining by 5/6 of 1.0% on the first day of each month thereafter to 30% on December 1, 1999 and thereafter.

         "Subsequent Dividend Period" shall mean the applicable period from and including December 31 of any year to and excluding the next December 31, or, in each such case as to particular shares of CMIC Preferred Stock, such shorter period during which such shares of CMIC Preferred Stock are outstanding (including the first day but excluding the last day of such shorter period), but shall not include the Initial Dividend Period.

         "Third Appraiser" shall have the meaning set forth in Section 10(f).

         "Third Appraiser's Report" shall have the meaning set forth in Section 10(f).

         "Trading Day" shall mean, with respect to any security, (i) if the principal trading market for the applicable security is the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business, (ii) if the principal trading market for the applicable security is the NNM, a day on which a trade may be made on the NNM, or (iii) if the applicable security is not listed, admitted for trading or quoted as provided in clause (i) or (ii), any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Value of Sharing Amount Advances" shall mean, as of any date, the sum of (i) the value of all Restricted Payments made in compliance with clause (i) of Section 11(c) during the period from but excluding the Date of Original Issue to and including such date, and (ii) an amount equal to a 9% annual return (compounded annually) on each such Restricted Payment from the date of such Restricted Payment to such date.

         3. Issuance and Automatic Conversion. Shares of CMIC Preferred Stock shall be issued or sold by the Corporation only to the ESOP Trust. In the event of any sale, transfer or other disposition (including, without limitation, upon a foreclosure or other realization upon shares of CMIC Preferred Stock pledged as security for any loan or loans made to the MidCon ESOP or the ESOP Trust) (hereinafter a "transfer") of shares of CMIC Preferred Stock without the prior written consent of the Corporation, which may be withheld in its sole and absolute discretion, to any person (including, without limitation, any participant in the MidCon ESOP), the shares of CMIC Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the transferee, shall be automatically converted into shares of Occidental Common Stock at the applicable Conversion Ratio in accordance with this Section and Section 9 and thereafter such transferee shall not have any of the powers, preferences or relative, participating, optional or special rights ascribed to shares of CMIC Preferred Stock hereunder, but, rather, shall have only the powers and rights pertaining to the shares of Occidental Common Stock into which such shares of CMIC Preferred Stock shall have been so converted. In the event of any such automatic conversion pursuant to this Section 3, such transferee shall be treated for all purposes as the record holder of the shares of Occidental Common Stock into which its shares of CMIC Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of CMIC Preferred Stock may be legended to reflect such consequences of a transfer. Notwithstanding the foregoing provisions of this
Section 3, shares of CMIC Preferred Stock may be converted into shares of Occidental Common Stock as provided in Section 9 and the shares of Occidental Common Stock issued upon any conversion in accordance with Section 9 or this
Section 3 may be transferred by the holder thereof as permitted by law.

         4. Dividends. (a) Holders of shares of CMIC Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cash dividends at an annual rate of $21 per share, and no more, which shall be fully cumulative, shall accumulate without interest from the Date of Original Issue, and shall be payable, in cash, annually in arrears on December 31 of each year (each, a "Dividend Payment Date"), commencing December 31, 1996 (except that, if any such date is a Saturday, Sunday or Legal Holiday, then such dividend shall be payable on the first preceding day that is not a Saturday, Sunday or Legal Holiday), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than sixty days nor less than ten days preceding the related Dividend Payment Dates, as are fixed by the Board of Directors (each, a "Record Date").
Notwithstanding the foregoing, the Corporation shall have the right, but shall have no obligation, to make any payment of dividends on the CMIC Preferred Stock, whether or not declared, (i) after a Mandatory Redemption Date or the date on which an Exchange occurs, or (ii) during the Redemption Period; provided, however, that, in the event of an Optional Redemption, the Corporation shall be obligated to pay accumulated and unpaid dividends on the Redemption Date as part of the Optional Redemption Price, as required by
Section 8(a). Subject to Section 4(c), dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of CMIC Preferred Stock that are called for Optional Redemption on a Redemption Date during the period (the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not (unless the Corporation elects otherwise, in its sole discretion), in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date, but shall be entitled to receive accumulated and unpaid dividends on the Redemption Date as part of the Optional Redemption Price, as required by Section 8(a).

         (b) The dividend payable as set forth in Section 4(a) on each share of the CMIC Preferred Stock for each full annual Dividend Period during which such share was outstanding shall be $21. For the Initial Dividend Period and any Subsequent Dividend Period during which such share was not outstanding for a full annual Dividend Period, the dividend payable on each such share of the CMIC Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend paid to a holder of shares of CMIC Preferred Stock shall be based on the aggregate number of shares of CMIC Preferred Stock held by such holder at the close of business on the applicable Record Date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of CMIC Preferred Stock will be cumulative from and including the Date of Original Issue to and excluding the earliest to occur of (i) the date of redemption of such share, (ii) the date of conversion of such share, and (iii) the date of final distribution of assets upon any Liquidation of the Corporation. Holders of shares of the CMIC Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, or to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the CMIC Preferred Stock that may be in arrears. Any dividend payment made on shares of the CMIC Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the CMIC Preferred Stock.

         (c) No dividends or other distributions (other than a dividend or distribution in Occidental Common Stock or in any other capital stock of the Corporation ranking junior to the CMIC Preferred Stock as to dividends and upon Liquidation of the Corporation ("Junior Preferred Stock")) shall be declared, made or paid or set apart for payment or distribution upon the Occidental Common Stock or upon any other capital stock of the Corporation ranking junior to or on a parity with the CMIC Preferred Stock as to dividends, nor may any Occidental Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the CMIC Preferred Stock as to dividends or upon Liquidation of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such capital stock) by the Corporation (except by conversion into or in exchange for Occidental Common Stock or Junior Preferred Stock), unless full cumulative dividends on all outstanding shares of the CMIC Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for the payment thereof, for all Dividend Periods ending on or prior to the date of such declaration, payment, distribution, setting apart, making monies available, redemption, purchase or acquisition. Notwithstanding the foregoing,
(i) nothing in this Certificate shall prevent the Corporation from making contributions to, or purchasing capital stock in connection with, its employee benefit or dividend reinvestment plans, and (ii) if at any time full cumulative dividends have not been declared and paid on the CMIC Preferred Stock and on any of the Corporation's preferred stock ranking on a parity as to dividends with the CMIC Preferred Stock, partial dividends may be declared and paid on the CMIC Preferred Stock and such other preferred stock so long as such dividends are declared and paid pro rata so that the amounts of dividends declared and paid per share on the CMIC Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the CMIC Preferred Stock and such other preferred stock bear to each other.

         (d) Any reference to "distribution" contained in this Section 4 shall not include any distribution made in connection with any Liquidation of the Corporation.

         5. Liquidation Preference. In the event of any Liquidation of the Corporation, each holder of a share of CMIC Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, a liquidation preference in the amount of $1,000 per share, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holders of shares of CMIC Preferred Stock, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Occidental Common Stock or any other class or series of the Corporation's stock ranking junior to the CMIC Preferred Stock upon such Liquidation of the Corporation. If, upon any Liquidation of the Corporation, the amounts payable with respect to the liquidation preference of the CMIC Preferred Stock and any other shares of the Corporation's capital stock ranking on a parity with the CMIC Preferred Stock upon such Liquidation of the Corporation are not paid in full, the holders of CMIC Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation of the Corporation so that the per share amounts to which holders of CMIC Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the CMIC Preferred Stock and such other capital stock bear to each other. After payment in full of the preferences in respect of the shares of the CMIC Preferred Stock upon Liquidation of the Corporation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation.

         6. Ranking. (a) Any class or series of capital stock of the Corporation shall be deemed to rank:

               (i) prior to the CMIC Preferred Stock, as to dividends or upon Liquidation of the Corporation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, as the case may be, in preference or priority to the holders of CMIC Preferred Stock;

               (ii) on a parity with the CMIC Preferred Stock, as to dividends or upon Liquidation of the Corporation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the CMIC Preferred Stock, if the holders of such class or series of capital stock and the CMIC Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, as the case may be, in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation prices, as the case may be, without preferences or priority one over the other; or

               (iii) junior to the CMIC Preferred Stock, as to dividends or upon Liquidation of the Corporation, if such capital stock shall be common stock or any other class or series of capital stock of the Corporation if the holders of CMIC Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the Corporation, as the case may be, in preference or priority to the holders of shares of such capital stock.

         (b) For purposes of this Certificate, without limiting the generality or effect of the foregoing, the shares of CMIC Preferred Stock shall rank on a parity, as to dividends and upon Liquidation of the Corporation, with shares of the Corporation's $3.875 Cumulative Convertible Preferred Stock, shares of the Corporation's $3.875 Cumulative Convertible Voting Preferred Stock and shares of the Corporation's $3.00 Cumulative CXY-Indexed Convertible Preferred Stock.

         7.  Voting Rights.

         (a) General. The holders of CMIC Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. In connection with any right to vote, each holder of shares of CMIC Preferred Stock will have one vote for each such share held. Any shares of CMIC Preferred Stock held by any member of the Occidental Group shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares under this
Section 7.

         (b) Default Voting Rights. Except during the Redemption Period, whenever dividends on the CMIC Preferred Stock shall be in arrears in an aggregate amount equal to at least two full annual dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors and
(ii) the holders of the CMIC Preferred Stock (voting separately as a class with all other affected classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation. The right of the holders of the CMIC Preferred Stock to vote for such two additional directors shall terminate when all accumulated and unpaid dividends on the CMIC Preferred Stock have been paid or declared and set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the rights of the holders of the CMIC Preferred Stock and such other preferred stock to vote for such two additional directors. Each such director so elected shall serve until the next annual meeting and until his successor is elected, unless his term of office is terminated earlier as provided in the preceding sentence. The foregoing right of the holders of the CMIC Preferred Stock with respect to the election of two directors shall be exercisable at the next annual meeting of stockholders following the default or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the CMIC Preferred Stock more than ninety days preceding the date established (or, if not yet established, reasonably expected by the Corporation to be established) for the next annual meeting of stockholders, the Chairman of the Board of the Corporation or other authorized officer of the Corporation, if any, shall, within twenty days after the delivery to the Corporation at its principal executive offices of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the CMIC Preferred Stock, call a special meeting of the holders of the CMIC Preferred Stock and any other holders of preferred stock entitled to vote thereon to be held within sixty days after the delivery of such request for the purpose of electing such additional directors. The holders of the CMIC Preferred Stock and such other preferred stock referred to above voting as a class shall have the exclusive right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

         (c) Class Voting Rights. So long as the CMIC Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 51% (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of the CMIC Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation, as the same may be amended from time to time, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the CMIC Preferred Stock, (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of stock of the Corporation ranking senior to the CMIC Preferred Stock as to dividends or upon Liquidation of the Corporation, or (iii) increase the number of authorized, or issue additional, shares of CMIC Preferred Stock. A class vote on the part of the CMIC Preferred Stock shall not be required (except as otherwise required by law) in connection with any other matter, including, without limitation, the authorization, issuance or increase in the authorized amount of any shares of any class or series of stock of the Corporation that either (A) ranks junior to, or on a parity with, the CMIC Preferred Stock as to dividends and upon Liquidation of the Corporation or (B) is, at the time of such increase, undesignated as to ranking with respect to dividends and upon Liquidation of the Corporation.

         8.  Redemption.

         (a) Redemption at the Option of the Corporation. The Corporation may, at its option and in its sole discretion, redeem (an "Optional Redemption") all but not less than all of the outstanding shares of CMIC Preferred Stock, on any date set by the Board of Directors, at a redemption price per share (the "Optional Redemption Price") equal to $1,000 plus all accumulated and unpaid dividends thereon, if any, whether or not declared, to but excluding the date fixed for redemption; provided, however, that no Optional Redemption shall be permitted hereunder unless: (i) such Optional Redemption occurs on or after January 1, 1998; or (ii) the Internal Revenue Service has informed the Corporation in writing that it will not provide the Corporation with a favorable determination letter indicating that the MidCon ESOP is qualified within the meaning of Section 401(a) of the Code and is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code after the Corporation has made all reasonable efforts to obtain such a determination letter.

         (b) Mandatory Redemption. In the event of a MidCon Disposition, on the effective date of such MidCon Disposition, the Corporation shall redeem (a "Mandatory Redemption") all of the outstanding shares of CMIC Preferred Stock at a redemption price per share equal to the Mandatory Redemption Price.

         (c) Redemption (Exchange) at the Option of the ESOP Trust. Except during any Exchange Waiver Period, at any time after January 1, 2000, or within 48 days after the date (the "Notice Date") on which the Corporation gives a MidCon Disposition Notice, a Notice of Proposed Redemption, a Default Notice or a Recapitalization Notice, the ESOP Trust may require the Corporation to redeem (an "Exchange") all but not less than all of the outstanding shares of CMIC Preferred Stock, at a redemption price per share equal to the Exchange Price, by (i) giving written notice (the "Exchange Notice") to the Corporation (A) requesting redemption of the CMIC Preferred Stock in exchange for shares of MidCon Common Stock and (B) specifying a proposed Exchange Date, which shall not be more than 123 days after the earlier of (x) the date such Exchange Notice is given or (y) the Notice Date, and (ii) concurrently with such Exchange, satisfying the Exchange Obligations. If the Sharing Amount is greater than zero and the ESOP Trust elects to pay the Corporation any portion of the Sharing Amount as of the Exchange Date in shares of MidCon Common Stock, the number of shares of MidCon Common Stock to be delivered to the Corporation in respect thereof shall be equal to (x) the amount of the Sharing Amount to be paid in such shares, divided by (y) the fair market value (on a marketable minority interest basis) of one share of MidCon Common Stock as of the Exchange

Date, giving effect to the Exchange and all transactions in connection therewith, as determined by an investment banking or appraisal firm of recognized national standing selected by the Corporation and reasonably acceptable to the ESOP Trust. If the Sharing Amount is less than zero, then, concurrently with the Exchange, the Corporation shall make a cash payment to the ESOP Trust equal to the absolute value of the Sharing Amount.

         (d) Payment of Redemption Price. (i) In the event of an Optional Redemption, a Mandatory Redemption or an Exchange, the aggregate Redemption Price paid to a holder of CMIC Preferred Stock shall be the product of the aggregate number of shares of CMIC Preferred Stock redeemed from such holder and the applicable per share Redemption Price, with such product being rounded to the nearer cent, with one-half cent rounded upward.

               (ii) In the event of an Optional Redemption or a Mandatory Redemption, the Corporation, at its option, may make payment of the Redemption Price in (A) cash, (B) shares of Occidental Common Stock, (C) if shares of MidCon Common Stock constitute, or upon such redemption would constitute, Qualifying Employer Securities, shares of MidCon Common Stock, or (D) any combination of the foregoing. In the event of an Exchange, the Corporation shall make payment of the aggregate Exchange Price first in shares of MidCon Common Stock, and only if and to the extent that, immediately prior to the Exchange, the Occidental Group does not own a number of shares of MidCon Common Stock sufficient to satisfy the aggregate Exchange Price payable in respect of all of the outstanding shares of CMIC Preferred Stock, the Corporation shall pay the remaining portion of the aggregate Exchange Price in cash or, if the ESOP Trust consents, shares of Occidental Common Stock or a combination of cash and shares of Occidental Common Stock. For purposes of determining the number of shares of Occidental Common Stock to be delivered by the Corporation in satisfaction, in whole or in part, of any Redemption Price, shares of Occidental Common Stock shall be valued at the Occidental Market Price as of the date of redemption. For purposes of determining the number of shares of MidCon Common Stock to be delivered by the Corporation in satisfaction, in whole or in part, of any Redemption Price, shares of MidCon Common Stock shall be valued at the MidCon Share Price as of the date of redemption; provided, however, that, in the case of a Mandatory Redemption occurring as a result of a public offering, or a dividend or distribution to holders of shares of Occidental Common Stock, of shares of MidCon Common Stock, shares of MidCon Common Stock shall be valued at the lesser of the MidCon Share Price or 112.5% of (x) in the case of a public offering, the public offering price per share of MidCon Common Stock, or (y) in the case of a dividend or distribution, the Closing Price of a share of MidCon Common Stock as of the Redemption Date.

         (e) Notice of Redemption. In the event of an Optional Redemption or a Mandatory Redemption, the Corporation shall give notice (the "Redemption Notice") to the holders of record of shares of CMIC Preferred Stock. In the event of an Optional Redemption, the Redemption Notice shall be given at least
5 but not more than 60 days prior to the Redemption Date. In the event of a Mandatory Redemption, the Redemption Notice shall be given on the Redemption Date. Each Redemption Notice shall specify (i) the date fixed for redemption,
(ii) the place or places of payment of the Redemption Price, (iii) that payment will be made upon presentation and surrender of certificates representing shares of CMIC Preferred Stock, (iv) that on and after the Redemption Date, dividends will cease to accumulate on such shares (unless the Corporation defaults in the payment of the Redemption Price), and (v) that the right of holders to convert shares of CMIC Preferred Stock shall terminate at the close of business on the Redemption Date (unless the Corporation defaults in the payment of the Redemption Price). Any Redemption Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of CMIC Preferred Stock receives such Redemption Notice; and failure to give such Redemption Notice, or any defect in such Redemption Notice to the holder of any shares of CMIC Preferred Stock, shall not affect the validity of the proceedings for the redemption of any other shares of CMIC Preferred Stock. At least 48 days prior to giving a Redemption Notice in respect of an Optional Redemption, the Corporation shall give notice (the "Notice of Proposed Redemption") of its intention to do so to the holders of record of shares of CMIC Preferred Stock. If the Corporation receives an Exchange Notice from the ESOP Trust within 48 days after giving a Notice of Proposed Redemption, the Corporation shall not give a Redemption Notice until after (i) the ESOP Trust has given the Corporation a notice revoking such Exchange Notice, or (ii) the Exchange Date has transpired and the ESOP Trust does not consummate an Exchange on such date. After giving a Notice of Proposed Redemption, the Corporation shall give a Redemption Notice in respect of an Optional Redemption within 20 days after the earlier of (i) the date on which the Corporation receives written notice from the ESOP Trust that it does not intend to effect an Exchange or that it is thereby revoking an Exchange Notice given after such Notice of Proposed Redemption was given, or (ii) the Exchange Date set forth in an Exchange Notice given after such Notice of Proposed Redemption was given, if the ESOP Trust does not consummate an Exchange on such date.

         (f) Redemption Procedures. On the Redemption Date, each holder of shares of CMIC Preferred Stock shall surrender the certificates evidencing such shares to the Corporation at a place designated in the applicable Redemption Notice and shall thereupon be entitled to receive payment of the applicable Redemption Price for each such share. A Redemption Notice having been given as aforesaid, if, on the Redemption Date, assets necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of CMIC Preferred Stock shall not have been surrendered, (i) dividends with respect to the shares of CMIC Preferred Stock called for redemption shall cease to accumulate, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares, and (iv) all rights whatsoever with respect to the shares of CMIC Preferred Stock shall terminate, except the right of the holders of such shares to receive the Redemption Price for each share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in the applicable Redemption Notice.

         (g) No Sinking Fund. The shares of CMIC Preferred Stock shall not be subject to the operation of any retirement or sinking fund.

         9.  Conversion Privileges.

         (a) Rights of Conversion. Each holder of shares of CMIC Preferred Stock shall have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided, into that number of fully paid and nonassessable shares of Occidental Common Stock (calculated as to each conversion to the nearer 1/100th of a share, with
 .5/100 rounded upwards to 1/100) determined by multiplying (i) the Conversion Ratio as of the relevant Conversion Date, by (ii) the aggregate number of shares of CMIC Preferred Stock being converted on such Conversion Date by such holder.

         (b)  Conversion Procedures.

               (i) Any holder of shares of CMIC Preferred Stock desiring to convert such shares pursuant hereto shall surrender the certificate or certificates evidencing such shares at the principal executive offices of the Corporation or another place designated by the Corporation in a written notice sent to the holders of record of shares of CMIC Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the

Corporation or in blank, accompanied by (A) an irrevocable written notice to the Corporation that the holder elects to convert such shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Occidental Common Stock are to be issued, and
(B) if required pursuant to Section 9(g), an amount sufficient to pay any transfer or similar tax payable by such holder (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

               (ii) Except as provided in Section 4(a), the holder of a share of CMIC Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable thereon on the corresponding Dividend Payment Date notwithstanding the conversion thereof during the Ex-Dividend Period or the Corporation's default in the payment of the dividend due on such Dividend Payment Date; provided, however, that, with respect to each share of CMIC Preferred Stock surrendered for conversion during the Ex-Dividend Period, the Corporation shall retain a number of shares of Occidental Common Stock (or other securities or assets) otherwise required to be delivered upon such conversion equal to (A) the dividend payable on such share of CMIC Preferred Stock, divided by (B) the Occidental Market Price as of the Conversion Date. Except as provided for above, no payments or adjustments in respect of dividends on shares of CMIC Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the shares of Occidental Common Stock issued upon conversion shall be made upon the conversion of any shares of CMIC Preferred Stock.

               (iii) The Corporation shall, as soon as practicable after such surrender for conversion of certificates evidencing shares of CMIC Preferred Stock and compliance with the other conditions herein contained, but subject to Sections 9(d), 9(e), 9(f), 9(g) and 9(h), deliver to the person for whom such shares of CMIC Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Occidental Common Stock to which such person shall be entitled, together with a cash payment in respect of any fraction of a share of Occidental Common Stock otherwise issuable, in accordance with Section 9(d), or any cash payment required pursuant to Section 9(e). Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") on which certificates for the shares of CMIC Preferred Stock to be converted shall have been surrendered together with the irrevocable written notice and the payment of taxes (if applicable), all as provided in the first two paragraphs of this
Section 9(b). The Person or Persons entitled to receive the shares of Occidental Common Stock deliverable upon conversion of such shares of CMIC Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Occidental Common Stock on the relevant Conversion Date, unless the stock transfer books of the Corporation shall be closed on such Conversion Date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Ratio in effect on such Conversion Date.

         (c) Adjustment of Terms of Conversion. Upon the occurrence of any event that affects the Occidental Common Stock and that the Board of Directors determines would result in a violation of the general principle that each share of CMIC Preferred Stock shall be convertible into a number of shares of Occidental Common Stock (or other assets) having a market value equal to the Conversion Amount, or upon the determination by the Board of Directors that such event may occur, the Board of Directors shall be entitled, but will not be required, to increase the Conversion Ratio, or make other provision, as it determines in its sole discretion to be necessary or desirable in order to implement such general principle. To the extent permitted by law, the Corporation from time to time may increase the Conversion Ratio by any amount, permanently or for any period of time of at least twenty days (excluding Legal Holidays), if the increase is irrevocable during the period. Whenever the Conversion Ratio is increased, or other provision is made, pursuant to this
Section 9(c),
the Corporation shall mail to the holders of record of shares of CMIC Preferred Stock a notice of the increase or other provision at least 15 days prior to the date the increased Conversion Ratio or other provision takes effect, and such notice shall describe the increased Conversion Ratio or other provision and, if applicable, the period it will be in effect.

         (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Occidental Common Stock shall be issued upon conversion of any shares of CMIC Preferred Stock. If a certificate or certificates representing more than one share of CMIC Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Occidental Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of CMIC Preferred Stock so surrendered by such record holder as provided in Section 9(a). In lieu of any fractional share of Occidental Common Stock that would otherwise be issuable upon conversion of any shares of CMIC Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price of the Occidental Common Stock on the Trading Day immediately preceding the Conversion Date, calculated to the nearer cent, with one-half cent rounded upward.

         (e) Reservation of Shares; Authorized Shares. The Corporation shall initially reserve and keep available, out of its authorized and unissued or treasury stock, solely for the purpose of effecting the conversion of the CMIC Preferred Stock, such number of shares of Occidental Common Stock free of preemptive rights as shall be sufficient, as of the Date of Original Issue, to effect the conversion of all shares of CMIC Preferred Stock initially issued. The Corporation may, from time to time thereafter, reduce the number of such shares reserved and kept available, out of its authorized and unissued stock, to a number sufficient to effect the conversion, at such time, of all shares of CMIC Preferred Stock then issued and outstanding. At any time that the Corporation lacks sufficient authorized and unissued shares and treasury shares to effect the conversion of all shares of CMIC Preferred Stock then issued and outstanding, the Corporation will seek to increase the number of authorized shares of Occidental Common Stock or acquire shares of Occidental Common Stock in amounts sufficient to enable the Corporation to effect such conversion.

         (f) Compliance with Laws. If the delivery of shares of Occidental Common Stock upon conversion of shares of CMIC Preferred Stock requires registration with or approval of any governmental authority under the laws of any United States jurisdiction, the Corporation will, as expeditiously as possible, use commercially reasonable efforts to make such registration or obtain such approval, and shall not be required to deliver shares of Occidental Common Stock upon conversion until such registration is made or such approval is obtained.

         (g) Transfer Taxes. The Corporation shall pay any and all issue or other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Occidental Common Stock (or other securities or assets) upon conversion of shares of CMIC Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Occidental Common Stock (or other securities or assets) in a name other than that in which the shares of CMIC Preferred Stock so converted were registered, and no such issue or delivery of such shares shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. Nothing in this Section 9(g) shall limit the restrictions on transfer set forth in Section 3. To the extent required by law, the Corporation may, upon any conversion of shares of CMIC Preferred Stock, retain any shares of Occidental Common Stock (or other securities or assets) otherwise required to be delivered upon such conversion to the extent necessary to provide for the payment of taxes required to be withheld or deducted by the Corporation, and paid to any taxing authority having jurisdiction, from amounts otherwise due to the holder; provided, however, that the Corporation shall apply such shares or other securities or assets (or cash received upon disposition thereof), or make other provision, to discharge such taxes.

         (h) Par Value of Occidental Common Stock. If, as of the close of business on any day, the quotient obtained by dividing (i) $1,000 by (ii) the Conversion Ratio is less than the par value per share of the Occidental Common Stock, the Conversion Ratio in effect as of the opening of business on the next day shall be adjusted to equal the quotient obtained by dividing (A) $1,000 by
(B) the par value per share of the Occidental Common Stock. The Corporation shall not take any action to increase the par value per share of the Occidental Common Stock. The Corporation shall not be obligated to issue any shares of Occidental Common Stock upon conversion of shares of CMIC Preferred Stock if, and only to the extent that, the aggregate par value of the shares of Occidental Common Stock deliverable upon such conversion would exceed the aggregate par value of the shares of CMIC Preferred Stock being converted by an amount greater than the Corporation's surplus.

         10.  Determination of Appraised MidCon Value.

         (a)  Determination by First Appraiser.

               (i) Prior to March 31 of each year, commencing March 31, 1997, the Corporation shall retain a First Appraiser to determine the MidCon Value as of the immediately preceding December 31. If the ESOP Trust has given the Corporation written notice of its choice for the First Appraiser prior to March 1 of such year, the Corporation shall retain as the First Appraiser the firm selected by the ESOP Trust. The Corporation shall cause the First Appraiser to complete its determination, and prepare and deliver to the Corporation and the ESOP Trust a written report (a "First Appraiser's Report"), setting forth in reasonable detail its determination of the MidCon Value as of the immediately preceding December 31, as soon as practicable but in no event later than June 1 of such year.

               (ii) At least 60 days prior to any MidCon Disposition, the Corporation shall retain a First Appraiser to determine the MidCon Value as of an Appraisal Date that is 30 days prior to the expected date of such MidCon Disposition. If the ESOP Trust has previously given the Corporation written notice of its choice for the First Appraiser, the Corporation shall retain the firm selected by the ESOP Trust as the First Appraiser. The Corporation shall cause the First Appraiser to complete its determination, and prepare and deliver to the Corporation and the ESOP Trust a First Appraiser's Report, setting forth in reasonable detail its determination of such MidCon Value, as soon as practicable but in no event later than five days after such Appraisal Date.

               (iii) No later than the fifth day after delivery of an Exchange Notice by the ESOP Trust to the Corporation, the Corporation shall retain a First Appraiser to determine the MidCon Value as of an Appraisal Date that is 30 days prior to the proposed Exchange Date set forth in such Exchange Notice. If the ESOP Trust has given the Corporation written notice of its choice for the First Appraiser in the Exchange Notice, the Corporation shall retain the firm selected by the ESOP Trust as the First Appraiser. The Corporation shall cause the First Appraiser to complete its determination, and prepare and deliver to the Corporation and the ESOP Trust a First Appraiser's Report, setting forth in reasonable detail its determination of such MidCon Value, as soon as practicable but in no event later than five days after such Appraisal Date.

               (iv) If the holder of shares of CMIC Preferred Stock desires to convert all of the outstanding shares of CMIC Preferred Stock into shares of Occidental Common Stock, such holder may, by giving notice to such effect to the Corporation, require the Corporation to retain a First Appraiser to determine the MidCon Value as of an Appraisal Date that is 30 days prior to the proposed Conversion Date set forth in such holder's notice. Such holder may include in such notice, its choice for the First Appraiser, if any. No later than the fifth day after delivery of such notice by such holder, the Corporation shall retain a First Appraiser to determine the MidCon Value as of such Appraisal Date. If such holder has informed the Corporation of its choice for the First Appraiser in its notice to the Corporation, the Corporation shall retain the firm selected by such holder as the First Appraiser. The Corporation shall cause the First Appraiser to complete its determination, and prepare and deliver to the Corporation and such holder a First Appraiser's Report, setting forth in reasonable detail its determination of such MidCon Value, as soon as practicable but in no event later than five days after such Appraisal Date.

               (v) If the Corporation determines, in good faith, that an event or circumstance has occurred or arisen that is likely to result in a sustainable decrease in Appraised MidCon Value of 20% or more and at least $50 million, the Corporation shall give the ESOP Trust notice to such effect. If, within five days thereafter, the ESOP Trust gives the Corporation notice of its choice for the First Appraiser, the Corporation shall retain the firm selected by the ESOP Trust as the First Appraiser. Otherwise, the Corporation may select a First Appraiser. The Corporation shall cause the First Appraiser to determine the MidCon Value as of a recent date and prepare and deliver to the Corporation and the ESOP Trust a First Appraiser's Report, setting forth in reasonable detail its determination of such MidCon Value, as soon as practicable but in no event later than five days after such Appraisal Date.

               (vi) If the ESOP Trust determines, in good faith, that an event or circumstance has occurred or arisen that is likely to result in a sustainable increase in Appraised MidCon Value of 20% or more and at least $50 million, the ESOP Trust may, by giving notice to such effect to the Corporation, require the Corporation to retain a First Appraiser to determine the MidCon Value as of an Appraisal Date specified by the ESOP Trust in such notice. The ESOP Trust may include in such notice its choice for the First Appraiser, if any. No later than the fifth day after delivery of such notice by the ESOP Trust, the Corporation shall retain a First Appraiser to determine such MidCon Value. If the ESOP Trust has informed the Corporation of its choice for the First Appraiser in its notice to the Corporation, the Corporation shall retain the firm selected by the ESOP Trust as the First Appraiser. The Corporation shall cause the First Appraiser to complete its determination and prepare and deliver to the Corporation and the ESOP Trust a First Appraiser's Report, setting forth in reasonable detail its determination of such MidCon Value, as soon as practicable but in no event later than five days after such Appraisal Date.

         (b) Assessment of First Appraiser's Report. From and after the third Business Day after a Delivery Date (or such earlier date on which the ESOP Trust gives written notice to the Corporation approving the First Appraiser's Report if the Corporation does not object to the First Appraiser's Report), the MidCon Value set forth in the First Appraiser's Report delivered on such Delivery Date shall be the new Appraised MidCon Value until the next determination thereof pursuant to this Section 10, unless (i) the Corporation has, prior to such date, received a written notice from the ESOP Trust, objecting to the First Appraiser's Report, or (ii) the Corporation objects to the First Appraiser's Report.

         (c) Determination by Second Appraiser. If the MidCon Value as of the relevant Appraisal Date, as set forth in a First Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to Section 10(b), then, from and after the tenth Business Day after the Delivery Date of such First Appraiser's Report, such value shall be the Appraised MidCon Value until the next determination thereof pursuant to this Section 10, unless the Corporation has, prior to such date, received, from an investment banking or appraisal firm of recognized national standing (a "Second Appraiser"), which shall be selected by (i) the ESOP Trust in the case of Section 10(b)(i), or
(ii) the Corporation in the case of Section 10(b)(ii), a written report (each, a "Second Appraiser's Report"), setting forth in reasonable detail such Second

Appraiser's determination of the MidCon Value as of the Appraisal Date set forth in the First Appraiser's Report.

         (d) Assessment of Second Appraiser's Report. If (i) the MidCon Value as of the relevant Appraisal Date, as set forth in a First Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to
Section 10(b) or 10(c), and (ii) the average of the MidCon Values as of the relevant Appraisal Date, as set forth in the First Appraiser's Report and the Second Appraiser's Report, does not exceed 110% of the lesser of such two MidCon Values, then, from and after the first Business Day after the delivery of such Second Appraiser's Report to the Corporation, such average shall be the new Appraised MidCon Value until the next determination thereof pursuant to this Section 10.

         (e) Opportunity to Request Third Appraiser. If (i) the MidCon Value as of the relevant Appraisal Date, as set forth in a First Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to
Section 10(b) or 10(c), (ii) the average of the MidCon Values as of the relevant Appraisal Date, as set forth in the First Appraiser's Report and the Second Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to Section 10(d), (iii) within three Business Days after delivery of such Second Appraiser's Report to the ESOP Trust, the Corporation has not received a written notice from the ESOP Trust requesting a Third Appraiser's Report, and (iv) the Corporation does not intend to obtain a Third Appraiser's Report, then, from and after the sixth Business Day after the delivery of such Second Appraiser's Report to the Corporation and the ESOP Trust, the average of the MidCon Values as of the relevant Appraisal Date, as set forth in the First Appraiser's Report and the Second Appraiser's Report, shall be the new Appraised MidCon Value until the next determination thereof pursuant to this Section 10.

         (f) Determination by Third Appraiser. If (i) the MidCon Value as of the relevant Appraisal Date, as set forth in a First Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to Section 10(b) or 10(c), and (ii) the average of the MidCon Values as of the relevant Appraisal Date, as set forth in the First Appraiser's Report and the Second Appraiser's Report, has not been determined to be the new Appraised MidCon Value pursuant to Section 10(d) or 10(e), then (A) the Corporation shall retain an investment banking or appraisal firm of recognized national standing jointly selected by the First Appraiser and the Second Appraiser (a "Third Appraiser") to determine the MidCon Value as of the relevant Appraisal Date, (B) the Corporation shall cause such Third Appraiser to complete such determination, and prepare and deliver to the Corporation and the ESOP Trust a written report (each, a "Third Appraiser's Report"), setting forth in reasonable detail its determination of the MidCon Value, as of the relevant Appraisal Date, as soon as practicable but in no event later than 18 Business Days after the Delivery Date of such First Appraiser's Report, and (C) from and after the first Business Day after the delivery of such Third Appraiser's Report to the Corporation, the average of the two of the three MidCon Values as of the relevant Appraisal Date, as set forth in the First Appraisal Report, the Second Appraisal Report and the Third Appraisal Report, that are closest together shall be the new Appraised MidCon Value until the next determination thereof pursuant to this Section 10 (or, if no two such MidCon Values are closest together, the average of all three such MidCon Values shall be the new Appraised MidCon Value until the next determination thereof pursuant to this
Section 10).

         (g) Notice of New Appraised MidCon Value. Whenever an Appraised MidCon Value is determined pursuant to this Section 10, the Corporation shall mail to holders of record of the CMIC Preferred Stock a notice of such new Appraised MidCon Value within fifteen days after the date such Appraised MidCon Value becomes effective.

         (h) Appraisal Fees and Expenses. The Corporation shall pay all of the reasonable fees and expenses of each First Appraiser, each Second Appraiser and each Third Appraiser.

         (i) Updated Appraisals. If the Appraised MidCon Value as of any date has been determined as of an Appraisal Date that is more than 30 days prior to the date on which a MidCon Disposition or an Exchange is to occur, then, no later than five Business Days prior to the applicable Redemption Date, the Corporation shall request that the First Appraiser, the Second Appraiser, if any, and the Third Appraiser, if any, who were involved in the determination of the Appraised MidCon Value as of such date redetermine the MidCon Value as of a date that is not more than two Business Days prior to such Redemption Date, and shall cause such Persons to provide written reports to the Corporation and the ESOP Trust, setting forth in reasonable detail their redetermination of the MidCon Value as of the relevant Appraisal Date, no later than such Appraisal Date. If any such redetermined Midcon Value is different from the MidCon Value previously determined, by such Persons, then, from and after the delivery of all such reports to the Corporation, the value that would have been the Appraised MidCon Value if such redetermined MidCon Values had been set forth in the First Appraiser's Report, the Second Appraiser's Report and the Third Appraiser's Report used to determine the current Appraised MidCon Value shall be the new Appraised MidCon Value

         11. Transactions with MidCon. (j) The Corporation shall not, and shall not permit any member of the Occidental Group to, directly or indirectly, enter into, or permit to exist, any Intercompany Transaction except for (i) transactions made in good faith, the terms of which are fair and reasonable to the MidCon Group and are at least as favorable as the terms that could be obtained by the MidCon Group in a comparable transaction made on an arm's length basis and, if outside the ordinary course of business, do not have an aggregate value in excess of $50,000,000; provided, however, that the provisions of this Section 11(a)(i) shall not apply to any transactions involving any sale, transfer or other disposition of any shares of capital stock or other equity interests of any member of the MidCon Group, any securities convertible into or exchangeable for any such shares or interests or any options, warrants or other rights that are exercisable for any such shares, interests or securities or any amendment, renewal, extension, refinancing, repurchase, exchange or other acquisition of any interest in the Dividend Note,
(ii) Permitted Intercompany Transactions, (iii) transactions approved by the ESOP Trust, or (iv) Restricted Payments permitted pursuant to Section 11(c).

         (b) An Intercompany Transaction shall be deemed to satisfy clause (i) of Section 11(a) if (i) the Corporation has obtained a favorable written opinion as to the fairness of such transaction to the MidCon Group, from a financial point of view, from a nationally recognized investment banking or public accounting firm or other expert, in each case, reasonably acceptable to the ESOP Trust, or (ii) with respect to any Intercompany Transaction with an aggregate value of not more than $5,000,000, (A) an Executive Vice President of the Corporation has determined that such Intercompany Transaction is fair and reasonable to the MidCon Group, and on terms that are at least as favorable as the terms that could be obtained by the MidCon Group on an arm's length basis and (B) the Corporation has delivered a certificate to such effect to MidCon and the ESOP Trust.

         (c) The Corporation shall not permit any member of the MidCon Group to, directly or indirectly, make any Restricted Payment, unless either (i) at the time and after giving effect to such Restricted Payment, the Sharing Amount is at least equal to $200,000,000 (assuming, solely for purposes of this Section 11(c), that the Sharing Percentage is equal to 30%), or (ii) the aggregate amount of all Restricted Payments, including such proposed Restricted Payment, during the period from but excluding the Date of Original Issue to and including the date of such Restricted Payment, does not exceed the dollar value of any capital contributions made by the Occidental Group to the MidCon Group after the Date of Original Issue and on or prior to the date of such Restricted Payment, calculated, to the extent that any such Restricted Payment or capital contribution was made in property other than cash, based on the fair market value of such property as of the date of its distribution or proposed distribution to a member of the Occidental Group or its contribution to a member of the MidCon Group, which fair market value shall be determined by the ESOP Trust or a nationally recognized investment banking or public accounting firm or other expert chosen by the ESOP Trust and, in each case, reasonably acceptable to the Corporation. If, at the time a Restricted Payment is made, such Restricted Payment (or any portion thereof) would be permitted under clause (i) and clause (ii) of the immediately preceding sentence, such Restricted Payment (or portion thereof) shall be deemed to have been made pursuant to clause (ii).

         12. Notice of Certain Events. (a) In the event of any proposed MidCon Disposition, the Corporation shall cause to be sent to the holders of record of the CMIC Preferred Stock, at least 120 days prior to the effective date of the proposed MidCon Disposition, a notice (the "MidCon Disposition Notice") setting forth (i) a reasonably detailed description of the proposed transaction, (ii) the Corporation's best estimate of the price at which the MidCon Disposition is expected to be effected, and (iii) the Corporation's best estimate of the effective date for the proposed MidCon Disposition.

         (b) Upon the occurrence of an Event of Default, the Corporation shall cause to be sent to the holders of record of the CMIC Preferred Stock a notice (the "Default Notice") setting forth a reasonably detailed description of the Event of Default. When any such Event of Default is no longer continuing, the Corporation shall cause to be sent to the holders of record of the CMIC Preferred Stock a notice (the "Cessation of Default Notice") to such effect.

         (c) In the event of any proposed Recapitalization, the Corporation shall cause to be sent to the holders of record of the CMIC Preferred Stock, at least 120 days prior to the effective date of the proposed Recapitalization, a notice (the "Recapitalization Notice") setting forth a reasonably detailed description of the proposed Recapitalization.

         13. Consolidation, Merger, Etc. (a) In the event that the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Occidental Common Stock are to be exchanged solely for or changed, reclassified or converted solely into shares of capital stock of any successor or resulting or other company (including the Corporation) that constitute Qualifying Employer Securities with respect to holders of CMIC Preferred Stock and, if applicable, for a cash payment in lieu of fractional shares, if any, proper provision shall be made so that, upon consummation of such transaction, the shares of CMIC Preferred Stock shall be converted into or exchanged for shares of convertible preferred stock of such successor or resulting or other company having in respect of such company the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 13) and the qualifications, limitations or restrictions thereof that the shares of CMIC Preferred Stock had in respect of the Corporation immediately prior to such transaction, except that after such transaction each share of convertible preferred stock of the surviving or resulting or other company so received in such transaction upon conversion or exchange of shares of CMIC Preferred Stock shall be convertible into or redeemable for, otherwise on the terms and conditions provided by Sections 3, 8(d), 8(g) and 9, the kind of Qualifying Employer Securities receivable in such transaction by a holder of shares of Occidental Common Stock (except that references herein to the "Occidental Market Price" shall be deemed to be references to the Market Price of such Qualifying Employer Securities). If by virtue of the structure of such transaction, a holder of Occidental Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of shares of CMIC Preferred Stock, then the shares of preferred stock of the surviving or resulting or other company received in such transaction upon conversion or exchange of shares of CMIC Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of shares of Occidental Common Stock, be convertible into or redeemable solely for Qualifying Employer Securities (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the kind of Qualifying Employer Securities receivable in such transaction by a holder of shares of Occidental Common Stock; provided, however, that if the kind of Qualifying Employer Securities receivable in such transaction is not the same for each such share of Occidental Common Stock, then the kind so receivable in such transaction for each share of Occidental Common Stock for this purpose shall be deemed to be the kind so receivable by the plurality of such shares of Occidental Common Stock.

         (b) In the event that the Corporation shall enter into any consolidation, merger, share exchange or similar transaction, however named, pursuant to which the outstanding shares of Occidental Common Stock are to be exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of Qualifying Employer Securities and cash payments, if applicable, in lieu of fractional shares, proper provision shall be made so that, upon consummation of such transaction, the outstanding shares of CMIC Preferred Stock shall, by virtue of such transaction and on the same terms as are applicable to the holders of shares of Occidental Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by holders of the number of shares of Occidental Common Stock into which such shares of CMIC Preferred Stock could have been converted immediately prior to such transaction. If by virtue of the structure of such transaction, a holder of shares of Occidental Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by holders of shares of CMIC Preferred Stock, then the shares of CMIC Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of shares of Occidental Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Occidental Common Stock into which such shares of CMIC Preferred Stock could have been converted immediately prior to such transaction if such holder of Occidental Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property receivable in such transaction; provided, however, that if the kind or amount of stock, securities, cash or other property receivable in such transaction are not the same for each non-electing share of Occidental Common Stock, then the kind and amount of stock, securities, cash or other property so receivable in such transaction for each non-electing share of Occidental Common Stock shall be the kind and amount so receivable per share by the plurality of the non-electing shares.

         (c) If the Corporation shall enter into any agreement providing for any consolidation, merger, share exchange or similar transaction described in this Section 13, then the Corporation shall, as soon as practicable thereafter (and in any event at least 60 days before consummation of such transaction), give notice of such agreement and the material terms thereof to each holder of shares of CMIC Preferred Stock. The Corporation shall not consummate any consolidation, merger, share exchange or similar transaction unless all of the terms of this Section 13 have been complied with.

         14. Outstanding Shares; Status of Acquired Shares. For purposes of this Certificate, all shares of CMIC Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in Section 8(f), (ii) from and after the Conversion Date with respect to such shares, all shares of CMIC Preferred Stock converted into Occidental Common Stock or other securities or assets as provided herein, and (iii) from the date of registration of transfer, all shares of CMIC Preferred Stock held of record by the Corporation or any other member of the Occidental Group. Shares of CMIC Preferred Stock redeemed by the Corporation pursuant to Section 8, received by the Corporation upon conversion pursuant to Section 9, or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of CMIC Preferred Stock.

         15. Notices. All notices and reports to be given or delivered to the Corporation pursuant to this Certificate shall be given in writing and shall be deemed to have been given only upon receipt thereof by the Corporation at its principal executive offices at 10889 Wilshire Boulevard, Los Angeles, California 90024 (or such other address as the Corporation shall specify in writing by notice sent by certified mail, return receipt requested, to the holders of record of shares of the CMIC Preferred Stock), addressed to the General Counsel. All notices and reports to be given or delivered by the Corporation to the holders of shares of CMIC Preferred Stock shall be sent by hand delivery or by first class mail, postage prepaid, to such holders at their last addresses as they appear on the stock transfer books of the Corporation, or to any such holder by facsimile transmission to a number given by such holder to the Corporation. All notices and reports to be given or delivered to the ESOP Trust pursuant to this Certificate shall be given in writing and shall be sent by hand delivery or by certified mail, return receipt requested, to the ESOP Trust at the principal executive offices of the ESOP Trustee at 515 South Flower Street, Suite 2800, Los Angeles, California 90071 (or such other address as the ESOP Trust shall specify in writing by notice sent to the Corporation), addressed to the Executive Vice President and Senior Trust Officer of the ESOP Trustee or to the ESOP Trust, or by facsimile transmission to (213) 488-1366.

         16. Preemptive Rights. The CMIC Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         17. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

         18. Adjustment of Occidental Market Price. The Floor Price shall be subject to adjustment from time to time as follows:

         (a) If the Corporation shall fix a Determination Date with respect to the payment or making of a dividend or other distribution on shares of Occidental Common Stock exclusively in shares of Occidental Common Stock, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be one and (ii) the denominator of which shall be the sum of one and the number of shares, or fraction thereof, constituting such dividend or other distribution to be paid or made in respect of each share of Occidental Common Stock.

         (b) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on shares of Occidental Common Stock consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Occidental Common Stock at a price per share less than the Market Price of one share of Occidental Common Stock on the Ex-Date for such dividend or distribution, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be the sum of one plus a fraction, the numerator of which is equal to the product of (x) the number of shares of Occidental Common Stock that may be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Occidental Common Stock and (y) the per share subscription or purchase price of such rights or warrants, and the denominator of which is equal to the Market Price of one share of Occidental

Common Stock on the Ex-Date, and (ii) the denominator of which shall be the sum of one plus the number of shares of Occidental Common Stock that may be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Occidental Common Stock.

         (c) If outstanding shares of Occidental Common Stock shall be subdivided into a greater number of shares of Occidental Common Stock or combined into a smaller number of shares of Occidental Common Stock, the Floor Price in effect at the opening of business on the day upon which such subdivision or combination becomes effective shall be proportionately decreased or increased, respectively.

         (d) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on shares of Occidental Common Stock (other than a dividend or distribution referred to in Section 18(a) or 18(b), or in connection with a Liquidation of the Corporation) consisting of evidences of its indebtedness, shares of any class of capital stock or other assets (including securities and Extraordinary Cash Dividends, but excluding Regular Cash Dividends) (any of the foregoing, other than any such excluded dividend or distribution, being hereinafter referred to as "Assets"), then, in each such case, the Floor Price in effect as of the opening of business on the day following the Determination Date shall be decreased by multiplying such Floor Price by a fraction (i) the numerator of which shall be the Market Price of one share of Occidental Common Stock on the Determination Date less the fair market value on the Determination Date of the portion of the Assets so distributed applicable to one share of Occidental Common Stock and (ii) the denominator of which is the Market Price of one share of Occidental Common Stock on the Determination Date.

         (e) If the Floor Price is adjusted pursuant to Section 18(a), 18(b) or 18(d), as a result of the Corporation fixing a Determination Date, and the dividend or distribution with respect to which such Determination Date was fixed is not paid or made, or is only paid or made in part, the Floor Price in effect as of the opening of business on the day following the date on which such dividend or distribution was to have been paid or made shall be adjusted to equal either (i) if such dividend or distribution is not paid or made, the Floor Price that would then be in effect if such Determination Date had not been fixed, or (ii) if such dividend or distribution is only paid or made in part, the Floor Price that would then be in effect if the adjustment made as of the opening of business on the day following the Determination Date had been made on the basis of a dividend or distribution in the amount actually paid or made. If the Floor Price is adjusted pursuant to Section 18(b) as a result of the Corporation fixing a Determination Date for a dividend or distribution consisting of rights or warrants, and any of such rights or warrants expire unexercised, the Floor Price in effect as of the opening of business on the day following the date of expiration of such rights or warrants shall be adjusted to equal the Floor Price that would then be in effect if the adjustment made as of the opening of business on the day following the Determination Date with respect to such dividend or distribution had been made assuming that the number of shares of Occidental Common Stock that could be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each share of Occidental Common Stock had been multiplied by a fraction, the numerator of which is equal to the total number of such rights or warrants that were actually exercised and the denominator of which is equal to the total number of such rights or warrants that were paid as a dividend or distributed.

         (f) No adjustment in the Floor Price pursuant to this Section 18 shall be required unless such adjustment would require an increase or decrease of at least 1% in the Floor Price; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

         (g) When the Floor Price is adjusted as provided in this Certificate of Designations:

               (i) the Corporation shall compute the adjustment and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Floor Price and showing in reasonable detail the facts upon which such adjustment is based; and

               (ii) a notice stating that the Floor Price has been adjusted and setting forth the adjusted Floor Price shall as soon as practicable after the Corporation has calculated such adjustment be mailed by the Corporation to all record holders of shares of CMIC Preferred Stock.

         (h) In any case in which this Section 18 provides that an adjustment shall become effective as of the opening of business on the day following the Determination Date with respect to a dividend or distribution or on the day on which a subdivision or combination becomes effective, the Corporation may defer until such dividend, distribution, subdivision or combination is effected (i) issuing to the holder of any share of CMIC Preferred Stock converted after such day and before such dividend, distribution, subdivision or combination is effected the additional shares of Occidental Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Occidental Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractional share of Occidental Common Stock pursuant to
Section 9(d).

         19. Restriction on MidCon Dispositions. The Corporation shall not effect a MidCon Disposition at a price that is more than $150 million below the price specified in the MidCon Disposition Notice delivered by the Corporation that described such MidCon Disposition.

         IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Stephen I. Chazen, its Executive Vice President - Corporate Development, and attested by Donald P. de Brier, its Executive Vice President, General Counsel and Secretary on the 20th day of November, 1996.

                                     OCCIDENTAL PETROLEUM CORPORATION


                                      By:    /s/  STEPHEN I. CHAZEN
                                           ----------------------------
                                      Name:  Stephen I. Chazen
[SEAL]                                Title: Executive Vice President -
                                             Corporate Development


Attest:


By:     /s/  DONALD P. DE BRIER
      ----------------------------
Name:   Donald P. de Brier
Title:  Executive Vice President,
        General Counsel and Secretary